Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 22, 2024, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Perimeter Solutions, SA (n/k/a Perimeter Solutions, Inc.) (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ BDO USA, P.C.
Houston, Texas

February 11, 2025